Exhibit m(xii) under Form N-1A
                                               Exhibit 10 under Item 601/Reg.S-K

Trust                                            names changed to The Wachovia
                                                 Funds and The Wachovia
                                                 Municipal Fund - 7/31/97
                                                 DISTRIBUTION PLAN
     This Distribution Plan ("Plan") is adopted by the Board Trustees of Error! Reference source not found.The Biltmore Funds and The Biltmore Municipal Funds, (the "TrustsError! Reference source not found."), both Massachusetts business trusts, with respect to certain classes of shares ("Classes") of the portfolios of the TrustsError! Reference source not found. (the "Funds") set forth in exhibits hereto.

     1. This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended ("Act"), so as to allow the Error! Reference source not found. to make payments as contemplated herein, in conjunction with the distribution of Classes of the Funds ("Shares").

     2. This Plan is designed to finance activities of Federated Securities Corp. ("FSC") principally intended to result in the sale of Shares to include: (a) providing incentives to financial institutions ("Financial Institutions") to sell Shares; (b) advertising and marketing of Shares to include preparing, printing and distributing prospectuses and sales literature to prospective shareholders and with Financial Institutions; and (c) implementing and operating the Plan. In compensation for services provided pursuant to this Plan, FSC will be paid a fee in respect of the following Classes set forth on the applicable exhibit.

     3. Any payment to FSC in accordance with this Plan will be made pursuant to the "Distributor's Agreement/Contract" entered into by the TrustsError! Reference source not found. and FSC. Any payments made by FSC to Financial Institutions with funds received as compensation under this Plan will be made pursuant to the "Financial Institution Agreement" entered into by FSC and the Institution.

     4. FSC has the right (i) to select, in its sole discretion, the Financial Institutions to participate in the Plan and (ii) to terminate without cause and in its sole discretion any Financial Institution Agreement.

     5. Quarterly in each year that this Plan remains in effect, FSC shall prepare and furnish to the Board of Trustees of the TrustsError! Reference source not found., and the Board of Error! Reference source not found. Trustees shall review, a written report of the amounts expended under the Plan and the purpose for which such expenditures were made.

     6. This Plan shall become effective with respect to each Class (i) after approval by majority votes of: (a) the Error! Reference source not found.Trusts' Board of TrusteesError! Reference source not found.; (b) the members of the Board of the Trusts who are not interested persons of the Error! Reference source not found.Trusts and have no direct or indirect financial interest in the operation of the Error! Reference source not found.Plan or in any related documents to the Plan ("Disinterested TrusteesError! Reference source not found."), cast in person at a meeting called for the purpose of voting on the Plan; and
          (c) the outstanding voting securities of the particular Class , as defined in Section 2(a)(42) of the Act and (ii) upon execution of an exhibit adopting this Plan with respect to such Class.

     7. This Plan shall remain in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit for the period of one year from the date set forth on the initial exhibit and may be continued thereafter if this Plan is approved with respect to each Class at least annually by a majority of the Error! Reference source not found.Trusts' Board of TrusteesError! Reference source not found. and a majority of the Disinterested TrusteesError! Reference source not found., cast in person at a meeting called for the purpose of voting on such Plan. If this Plan is adopted with respect to a Class after the first annual approval by the TrustsError! Reference source not found. as described above, this Plan will be effective as to that Class upon execution of the applicable exhibit pursuant to the provisions of paragraph 6(ii) above and will continue in effect until the next annual approval of this Plan by the Error! Reference source not found. Trustees and thereafter for successive periods of one year subject to approval as described above.

     8. All material amendments to this Plan must be approved by a vote of the Board of Error! Reference source not found. Trustees of the TrustsError! Reference source not found. and of the Disinterested TrusteesError! Reference source not found., cast in person at a meeting called for the purpose of voting on it.

     9. This Plan may not be amended in order to increase materially the costs which the Classes may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of the Classes as defined in Section 2(a)(42) of the Act.

     10. This Plan may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Disinterested Error! Reference source not found.; or (b) a vote of a majority of the outstanding voting securities of the particular Class as defined in Section 2(a)(42) of the Act; or (c) by FSC on 60 days' notice to the Error! Reference source not found..

     11. While this Plan shall be in effect, the selection and nomination of Disinterested TrusteesError! Reference source not found. of the Error! Reference source not found.Trust shall be committed to the discretion of the Disinterested Trustees Error! Reference source not found. then in office.

     12. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 10 herein.

     13. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

     References to Biltmore changed to Wachovia - 7/31/97.

     Biltmore U.S. Government Money Market Fund withdrawn from registration.

                                    EXHIBIT A
                                     to the
                                Distribution Plan

                               THE BILTMORE FUNDS

                           Biltmore Money Market Fund
                               (Investment Shares)
                   Biltmore U.S. Government Money Market Fund
                               (Investment Shares)
                       Biltmore Tax-Free Money Market Fund
                               (Investment Shares)

         This Plan is adopted by The Biltmore Funds with respect to the Class of Shares of the Portfolios of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.40 of 1% of the average aggregate net asset value of the Investment Shares of each Portfolio of the Trust held during the month.

         Witness the due execution hereof this 9th day of March, 1992.


                                                              The Biltmore Funds

                                                        By:/s/ John W. McGonigle
                                                                       President

Portfolio name changed to Wachovia U.S. Treasury Money Market Fund- 7/31/97

                                    EXHIBIT B
                                     to the
                                Distribution Plan

                               THE BILTMORE FUNDS
                    Biltmore U.S. Treasury Money Market Fund
                               (Investment Shares)

         This Plan is adopted by The Biltmore Funds with respect to the Class of Shares of the Portfolios of the Trust set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.40 of 1% of the average aggregate net asset value of the Investment Shares of each Portfolio of the Trust held during the month.

         Witness the due execution hereof this 31st day of January, 1993.


                                                              The Biltmore Funds

                                                        By:/s/ John W. McGonigle
President

     References to Biltmore changed to Wachovia - 7/31/97.


                                    EXHIBIT C
                                     to the
                              Plan of Distribution

                               THE BILTMORE FUNDS
                          THE BILTMORE MUNICIPAL FUNDS

                                 Class B Shares
                             Biltmore Balanced Fund
                         Biltmore Emerging Markets Fund
                              Biltmore Equity Fund
                           Biltmore Equity Index Fund
                           Biltmore Fixed Income Fund
                      Biltmore Georgia Municipal Bond Fund
                   Biltmore North Carolina Municipal Bond Fund
                        Biltmore Quantitative Equity Fund
                      Biltmore Short-Term Fixed Income Fund
                   Biltmore South Carolina Municipal Bond Fund
                          Biltmore Special Values Fund

         This Plan is adopted by The Biltmore Funds and The Biltmore Municipal Funds with respect to the Classes of Shares of the Portfolios of the Trusts set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class B Shares of each Portfolio of the Trust held during the month.

         Witness the due execution hereof this 6th day of June, 1996.

                                                              The Biltmore Funds
                                                    The Biltmore Municipal Funds

                                                        By:/s/ John W. McGonigle
                                                                       President

                                    EXHIBIT D
                                     to the
                              Plan of Distribution

                               THE WACHOVIA FUNDS
                          THE WACHOVIA MUNICIPAL FUNDS

                                 Class B Shares
                          Wachovia Growth & Income Fund
                      Wachovia Virginia Municipal Bond Fund

         This Plan is adopted by The Wachovia Funds and The Wachovia Municipal Funds with respect to the Classes of Shares of the Portfolios of the Trusts set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class B Shares of each Portfolio of the Trust held during the month.

         Witness the due execution hereof this 4th day of December, 1997.

                               The Wachovia Funds
                                The Wachovia Municipal Funds

                                By:/s/ John W. McGonigle
                           President

                                    EXHIBIT E
                                     to the
                              Plan of Distribution

                               THE WACHOVIA FUNDS
                          THE WACHOVIA MUNICIPAL FUNDS

                                 Class B Shares
                     Wachovia Intermediate Fixed Income Fund

         This Plan is adopted by The Wachovia Funds and The Wachovia Municipal Funds with respect to the Classes of Shares of the Portfolios of the Trusts set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class B Shares of each Portfolio of the Trust held during the month.

         Witness the due execution hereof this 4th day of March, 1998.

                               The Wachovia Funds
                               The Wachovia Municipal Funds

                               By:  /s/ John W. McGonigle
                               Name:  John W. McGonigle
                                Title: President

                                    EXHIBIT F
                                     to the
                              Plan of Distribution

                               THE WACHOVIA FUNDS
                          THE WACHOVIA MUNICIPAL FUNDS

                                 Class B Shares
                          Wachovia Personal Equity Fund

         This Plan is adopted by The Wachovia Funds and The Wachovia Municipal Funds with respect to the Classes of Shares of the Portfolios of the Trusts set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class B Shares of each Portfolio of the Trust held during the month.

         Witness the due execution hereof this 1st day of July, 1999.

                               The Wachovia Funds
                              The Wachovia Municipal Funds

                              By:  /s/ Charles L. Davis, Jr.
                              Name:  Charles L. Davis, Jr.
                              Title:  Vice President

                                    EXHIBIT F
                                     to the
                              Plan of Distribution

                               THE WACHOVIA FUNDS
                          THE WACHOVIA MUNICIPAL FUNDS

                                 Class B Shares
                         Wachovia Executive Equity Fund

         This Plan is adopted by The Wachovia Funds and The Wachovia Municipal Funds with respect to the Classes of Shares of the Portfolios of the Trusts set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class B Shares of each Portfolio of the Trust held during the month.

         Witness the due execution hereof this 3rd day of June, 1999.

                               The Wachovia Funds
                                       The Wachovia Municipal Funds

                              By:  /s/ Charles L. Davis, Jr.
                                       Name:  Charles L. Davis, Jr.
                                       Title:   Vice President

                                    EXHIBIT G
                                     to the
                              Plan of Distribution

                               THE WACHOVIA FUNDS
                          THE WACHOVIA MUNICIPAL FUNDS

                                 Class B Shares
                      Wachovia Executive Fixed Income Fund

         This Plan is adopted by The Wachovia Funds and The Wachovia Municipal Funds with respect to the Classes of Shares of the Portfolios of the Trusts set forth above.

         In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class B Shares of each Portfolio of the Trust held during the month.

         Witness the due execution hereof this 3rd day of June, 1999.

                               The Wachovia Funds
                                          The Wachovia Municipal Funds

                                 By:  /s/ Charles L. Davis, Jr.
                                          Name:  Charles L. Davis, Jr.
                                          Title:   Vice President